Exhibit 99.1

News Release

For investor and media inquiries please contact:
Steve E. Kunszabo
Executive Director, Investor Relations
732-556-2220
FOR RELEASE THURSDAY, OCTOBER 4, 2007
Centennial Communications Announces Fiscal First-Quarter Results; U.S. Wireless Retail
Operating Performance Continues at Record Pace
•	Fiscal first-quarter income from continuing operations of $0.06 per diluted share, compared to $0.00 per diluted share from continuing operations in the prior-year quarter

•	Fiscal first-quarter consolidated adjusted operating income from continuing operations of $100.0 million, up 9 percent year-over-year from $92.2 million

•	Fiscal first-quarter consolidated revenue from continuing operations of $248.0 million, up 10 percent year-over-year from $225.4 million
WALL, N.J. — Centennial Communications Corp. (NASDAQ: CYCL) (“Centennial”) today reported income from continuing operations of $6.3 million, or $0.06 per diluted share, for the fiscal first quarter of 2008 as compared to a loss from continuing operations of $0.3 million, or $0.00 per diluted share, in the fiscal first quarter of 2007. Consolidated adjusted operating income (AOI)(1) from continuing operations for the fiscal first quarter was $100.0 million, as compared to $92.2 million for the prior-year quarter.
“Our U.S. wireless retail business continues to be one of the best growth stories in the industry,” said Michael J. Small, Centennial’s chief executive officer. “We’re adding and keeping high-quality customers and driving strong ARPU by giving our customers more value for their money.”
Small continued, “In Puerto Rico, we’re focused on attracting and retaining high value wireless customers and are now attacking this $3 billion telecom market from all sides including large enterprise, small and medium business and residential.”
Centennial reported fiscal first-quarter consolidated revenue from continuing operations of $248.0 million, which included $137.6 million from U.S. wireless and $110.4 million from Puerto Rico operations. Consolidated revenue from continuing operations grew 10 percent versus the fiscal first quarter of 2007. The Company ended the quarter with 1,109,900 total wireless subscribers, which compares to 1,041,500 for the year-ago quarter and 1,101,000 for the previous quarter ended May 31, 2007. The Company reported 439,300 total access lines and equivalents at the end of the fiscal first quarter, which compares to 369,000 for the year-ago quarter.
OTHER HIGHLIGHTS
•	The Company announced that it will redeem the remaining $20 million aggregate principal amount of its $20 million outstanding 10-3/4 percent senior subordinated notes due December 15, 2008. The redemption will occur on or about November 5, 2007 at face value with no prepayment penalties.

•	On September 18, 2007, Centennial announced that it completed the purchase of Islanet Communications, a provider of data and voice communications to business and residential customers in Puerto Rico. Islanet also holds 2.5Ghz spectrum suitable for WiMAX technology in Puerto Rico.

•	On September 18, 2007, the Company also announced that it entered into a definitive agreement to purchase 1900 MHz (PCS) wireless spectrum from Highland Cellular Holdings, Inc., covering an aggregate of approximately 400,000 population equivalents (POPs) in Lima and Findlay-Tiffin, Ohio. This targeted purchase is contiguous to Ft. Wayne, Indiana and improves the Company’s Midwest footprint, supporting already strong momentum in its U.S. wireless retail business. The transaction is subject to customary closing conditions and is expected to close in the calendar fourth quarter of 2007.
•	On October 1, 2007, Centennial announced that it expanded its board of directors from nine members to ten members and appointed John J. “Jack” Mueller and Paul H. Sunu as new directors. The Company further stated that Robert D. Reid, a managing director of the Blackstone Group, has resigned from Centennial’s board of directors.
CENTENNIAL SEGMENT HIGHLIGHTS
     U.S. Wireless Operations
•	Revenue was $137.6 million, a 14 percent increase from last year’s first quarter. Retail revenue (total revenue excluding roaming revenue) increased 18 percent from the year-ago period primarily driven by a 7 percent increase in total retail subscribers, and supported by strong feature, data, access and equipment revenue. Roaming revenue decreased 7 percent from the year-ago quarter primarily due to a 5 percent decline in total roaming traffic.

•	Average revenue per user (ARPU) was $71 during the fiscal first quarter, a 6 percent year-over-year increase. ARPU included approximately $4.28 of data revenue per user, which grew 78 percent from the year-ago period.

•	AOI was $53.1 million, a 22 percent year-over-year increase, representing an AOI margin of 39 percent. AOI benefited from robust growth in retail revenue, partially offset by a decline in roaming revenue.

•	U.S. wireless ended the quarter with 697,700 total subscribers including 51,400 wholesale subscribers. This compares to 654,900 for the prior-year quarter including 51,300 wholesale subscribers and to 694,500 for the previous quarter ended May 31, 2007 including 51,400 wholesale subscribers. At the end of the fiscal first quarter, approximately 94 percent of U.S. retail wireless subscribers were on GSM technology. Postpaid subscribers increased 3,000 from the fiscal fourth quarter of 2007, supported by stable postpaid churn of 2.0 percent.

•	Capital expenditures were $7.1 million for the fiscal first quarter.
     Puerto Rico Wireless Operations
•	Revenue was $81.3 million, an increase of 5 percent from the prior-year first quarter, driven primarily by subscriber growth.

•	Postpaid ARPU was $67, which rose from $65 when compared to the adjusted fiscal fourth quarter of 2007(2). ARPU grew largely due to an increase in data and access revenue, partially offset by a decrease in equipment revenue. ARPU included approximately $6.15 of data revenue per user, which increased 75 percent from the year-ago period.

•	AOI totaled $28.7 million, a 9 percent year-over-year decrease, representing an AOI margin of 35 percent. AOI was pressured by higher customer acquisition costs and increased equipment expense related to customer retention efforts.
October 4, 2007

•	Puerto Rico wireless ended the quarter with 412,200 subscribers, which compares to 386,600 for the prior-year quarter and to 406,500 for the previous quarter ended May 31, 2007. Postpaid subscribers increased 6,500 from the fiscal fourth quarter of 2007, aided by solid postpaid churn of 2.3 percent.

•	Capital expenditures were $7.5 million for the fiscal first quarter.
     Puerto Rico Broadband Operations
•	Revenue was $32.0 million, a 6 percent year-over-year increase. AOI was $18.2 million, an 8 percent increase from the year-ago period, representing an AOI margin of 57 percent. Revenue and AOI increased primarily due to solid access line growth.

•	Switched access lines totaled approximately 80,800 at the end of the fiscal first quarter, an increase of 9,000 lines, or 13 percent from the prior-year quarter. Dedicated access line equivalents were 358,500 at the end of the fiscal first quarter, a 21 percent year-over-year increase.

•	Capital expenditures were $5.5 million for the fiscal first quarter.
DEFINITIONS AND RECONCILIATION
(1)	Adjusted operating income is defined as net income (loss) before loss from discontinued operations, income from equity investments, minority interest in income of subsidiaries, income tax expense, interest expense, net, loss on disposition of assets, strategic alternatives/recapitalization costs, stock-based compensation expense and depreciation and amortization. Please refer to the schedule below for a reconciliation of adjusted operating income to consolidated net income (loss) and the Investor Relations website at www.ir.centennialwireless.com for a discussion and reconciliation of this and other non-GAAP financial measures.
Reconciliation of adjusted operating income to consolidated net income (loss):

	Three Months Ended
	August 31,
	2007	2006
Adjusted operating income	$100,037	$92,153
Depreciation and amortization	(33,356)	(32,218)
Stock-based compensation expense	(3,055)	(1,949)
Strategic alternatives/recapitalization costs	—	(283)
Loss on disposition of assets	(349)	(205)

Operating income	63,277	57,498
Interest expense, net	(48,584)	(50,714)
Income tax expense	(8,261)	(7,081)
Minority interest in income of subsidiaries	(152)	(208)
Income from equity investments	—	253

Income (loss) from continuing operations	6,280	(252)
Loss from discontinued operations	(514)	(1,907)

Net income (loss)	$5,766	$(2,159)

(2)	Please refer to the Company’s Form 10-K for the year ending May 31, 2007 and the fiscal fourth-quarter 2007 earnings press release for information regarding prior-period USF charges.
October 4, 2007

CONFERENCE CALL INFORMATION
As previously announced, the Company will host a conference call to discuss results at 8:30 a.m. ET on Thursday, October 4, 2007. Callers can dial (800) 289-0726 to access the call. The conference call will also be simultaneously webcast on Centennial’s Investor Relations website at www.ir.centennialwireless.com. A replay of the conference call will also be available beginning Thursday, October 4 through Thursday, October 18 at both Centennial’s Investor Relations website and www.streetevents.com. Callers can also dial (888) 203-1112, Access Code 1622454 to access an audio replay of the conference call.
ABOUT CENTENNIAL
Centennial Communications (NASDAQ:CYCL), based in Wall, NJ, is a leading provider of regional wireless and integrated communications services in the United States and Puerto Rico with over 1.1 million wireless subscribers and 439,300 access lines and equivalents. The U.S. business owns and operates wireless networks in the Midwest and Southeast covering parts of six states. Centennial’s Puerto Rico business owns and operates wireless networks in Puerto Rico and the U.S. Virgin Islands and provides facilities-based integrated voice, data and Internet solutions. Welsh, Carson, Anderson & Stowe is a significant shareholder of Centennial. For more information regarding Centennial, please visit our websites http://www.centennialwireless.com/ and http://www.centennialpr.com/.
SAFE HARBOR PROVISION
Cautionary statement for purposes of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995: Information in this release that involves Centennial’s expectations, beliefs, hopes, plans, projections, estimates, intentions or strategies regarding the future are forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company’s actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to: the effects of vigorous competition in our markets, which may make it difficult for us to attract and retain customers and to grow our customer base and revenue and which may increase churn, which could reduce our revenue and increase our costs; the fact that many of our competitors are larger than we are, have greater financial resources than we do, are less leveraged than we are, have more extensive coverage areas than we do, and may offer less expensive and more technologically advanced products and services than we do; changes and developments in technology, including our ability to upgrade our networks to remain competitive and our ability to anticipate and react to frequent and significant technological changes which may render certain technologies used by us obsolete; our substantial debt obligations, including restrictive covenants, which place limitations on how we conduct business; market prices for the products and services we offer may decline in the future; the effect of changes in the level of support provided to us by the Universal Service Fund; the effects of a decline in the market for our CDMA-based technology; the effects of consolidation in the telecommunications industry; general economic, business, political and social conditions in the areas in which we operate, including the effects of world events, terrorism, hurricanes, tornadoes, wind storms and other natural disasters; our access to the latest technology handsets in a timeframe and at a cost similar to our competitors; our ability to successfully deploy and deliver wireless data services to our customers, including next generation 3G and 4G technology; our ability to generate cash and the availability and cost of additional capital to fund our operations and our significant planned capital expenditures, including the need to refinance or amend existing indebtedness; our dependence on roaming agreements for a significant portion of our wireless revenue and the expected decline in roaming revenue over the long term; our dependence on roaming agreements for our ability to offer our wireless customers competitively priced regional and nationwide rate plans that include areas for which we do not own wireless licenses; our ability to attract and retain qualified personnel; the effects of governmental regulation of the telecommunications industry; our ability to acquire, and the cost of acquiring, additional spectrum in our markets to support growth and advanced technologies; the effects of network disruptions and system failures; our ability to manage, implement and monitor billing and operational support systems; the results of litigation filed or which may be filed against us, including litigation relating to wireless billing, using wireless telephones while operating an automobile or possible health effects of radio frequency transmission; the relative liquidity and corresponding volatility of our common stock and our ability to raise future equity capital: the influence on us by our significant stockholder and anti-takeover provisions and
October 4, 2007

other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements included in this release are based upon information available to Centennial as of the date of the release, and we assume no obligation to update or revise any such forward-looking statements.
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October 4, 2007

CENTENNIAL COMMUNICATIONS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

	Three Months Ended
	August 31,	August 31,
	2007	2006
REVENUE:
Service revenue	$234,359	$213,036
Equipment sales	13,611	12,365

	247,970	225,401

COSTS AND EXPENSES:
Cost of services (exclusive of depreciation and amortization shown below)	46,574	43,242
Cost of equipment sold	31,522	28,684
Sales and marketing	25,586	22,678
General and administrative	47,306	40,876
Depreciation and amortization	33,356	32,218
Loss on disposition of assets	349	205

	184,693	167,903

OPERATING INCOME	63,277	57,498

INTEREST EXPENSE, NET	(48,584)	(50,714)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE, MINORITY INTEREST IN INCOME OF SUBSIDIARIES AND INCOME FROM EQUITY INVESTMENTS	14,693	6,784

INCOME TAX EXPENSE	(8,261)	(7,081)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST IN INCOME OF SUBSIDIARIES AND INCOME FROM EQUITY INVESTMENTS	6,432	(297)

MINORITY INTEREST IN INCOME OF SUBSIDIARIES	(152)	(208)
INCOME FROM EQUITY INVESTMENTS	—	253

INCOME (LOSS) FROM CONTINUING OPERATIONS	6,280	(252)

Discontinued operations:
Loss	—	(1,365)
Loss on disposition	(514)	—
Income tax expense	—	(542)

Net loss from discontinued operations	(514)	(1,907)

NET INCOME (LOSS)	$5,766	$(2,159)

EARNINGS PER SHARE:
BASIC
EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.06	$(0.00)
LOSS PER SHARE FROM DISCONTINUED OPERATIONS	$(0.00)	$(0.02)

NET INCOME PER SHARE	$0.06	$(0.02)

DILUTED
EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.06	$(0.00)
LOSS PER SHARE FROM DISCONTINUED OPERATIONS	$(0.00)	$(0.02)

NET INCOME PER SHARE	$0.06	$(0.02)

WEIGHTED-AVERAGE SHARES OUTSTANDING DURING THE PERIOD:
BASIC	107,062	105,211

DILUTED	110,011	105,211

CENTENNIAL COMMUNICATIONS CORP.
FINANCIAL DATA AND OPERATING STATISTICS
August 31, 2007
($000’s, except per subscriber data)

	Three Months Ended
	Aug-07	Aug-06
CONSOLIDATED
Total Wireless Subscribers	1,109,900	1,041,500
Net Gain — Total Subscribers	8,900	10,000
Revenue per Average Wireless Customer (1)	$69	$67
Retail Penetration (4)	8.4%	7.9%
Prepaid & Postpaid Churn — Wireless (5)	2.3%	2.3%
Monthly MOU’s per Wireless Customer	1,306	1,119

U.S. WIRELESS

Postpaid Wireless Subscribers	621,100	585,800
Prepaid Wireless Subscribers	25,200	17,800

Retail Subscribers	646,300	603,600
Wholesale Subscribers	51,400	51,300

Total Wireless Subscribers	697,700	654,900
Total Wireless Gross Adds	47,300	45,200
Net Gain — Retail Subscribers	3,200	6,800
Net Gain — Wholesale Subscribers	0	100

Net Gain — Total Subscribers	3,200	6,900
GSM as a % of Retail Subscribers	93.8%	80.5%
Revenue per Average Wireless Customer (1)	$71	$67
Retail Revenue per Average Wireless Customer (2)	$62	$56
Data Revenue per Average Wireless Customer (3)	$4.28	$2.40
Retail Revenue	$119,652	$101,099
Roaming Revenue	$17,952	$19,322
Retail Penetration (4)	7.5%	7.0%
Postpaid Churn — Wireless (5)	2.0%	1.9%
Prepaid & Postpaid Churn — Wireless (5)	2.3%	2.1%
Monthly MOU’s per Wireless Customer	1,041	863
Cost to Acquire (6)	$325	$334
Capital Expenditures	$7,051	$5,403

PUERTO RICO

Postpaid Wireless Subscribers	409,400	380,800
Prepaid Wireless Subscribers	2,800	5,800

Total Wireless Subscribers	412,200	386,600
Total Wireless Gross Adds	35,000	33,800
Net Gain — Wireless Subscribers	5,700	3,100
Revenue per Average Wireless Customer (1)	$66	$67
Data Revenue per Average Wireless Customer (3)	$6.15	$3.51
Penetration — Wireless (4)	10.3%	9.7%
Postpaid Churn — Wireless (5)	2.3%	2.5%
Prepaid & Postpaid Churn — Wireless (5)	2.4%	2.7%
Monthly MOU’s per Wireless Customer	1,725	1,519
Fiber Route Miles	1,314	1,251
Switched Access Lines	80,800	71,800
Dedicated Access Line Equivalents (7)	358,500	297,200
On-Net Buildings	2,027	1,786
Capital Expenditures — Wireless	$7,473	$7,229
Capital Expenditures — Broadband	$5,472	$3,743

Capital Expenditures — Total Puerto Rico	$12,945	$10,972

REVENUES

U.S. Wireless	$137,604	$120,421

Puerto Rico — Wireless	$81,338	$77,540
Puerto Rico — Broadband	$32,004	$30,311
Puerto Rico — Intercompany	$(2,976)	$(2,871)

Total Puerto Rico	$110,366	$104,980

Consolidated	$247,970	$225,401

ADJUSTED OPERATING INCOME (8)

U.S. Wireless	$53,139	$43,691

Puerto Rico — Wireless	$28,693	$31,613
Puerto Rico — Broadband	$18,205	$16,849

Total Puerto Rico	$46,898	$48,462

Consolidated	$100,037	$92,153

NET DEBT

Total Debt Less Cash and Cash Equivalents	$1,936,100	$2,056,300

(1)	Revenue per Average Wireless Customer is determined for each period by dividing total monthly revenue per wireless subscriber including roaming revenue by the average retail customers for such period.

(2)	Retail Revenue per Average Wireless Customer is determined for each period by dividing retail revenue (total revenue excluding roaming revenue) by the average retail customers for such period.

(3)	Data Revenue per Average Wireless Customer is determined for each period by dividing data revenue by the average retail customers for such period.

(4)	The penetration rate equals the percentage of total population in our service areas who are retail subscribers to our wireless service as of period-end.

(5)	Churn is calculated by dividing the aggregate number of retail subscribers who cancel service during each month in a period by the total number of subscribers as of the beginning of the month. Churn is stated as the average monthly churn rate for the period.

(6)	Cost to Acquire a new customer is calculated by dividing the sum of the cost of phones and marketing expenses less the related equipment sales by the gross activations for the period. Cost to acquire excludes costs relating to phones used for customer retention.

(7)	August 2007 and August 2006 excludes 96,800 and 82,700 dedicated access line equivalents related to short term contracts.

(8)	Adjusted operating income is defined as net income (loss) before loss from discontinued operations, income from equity investments, minority interest in income of subsidiaries, income tax expense, interest expense, net, loss on disposition of assets, strategic alternatives/recapitalization costs, stock-based compensation expense and depreciation and amortization.